Exhibit 99.1

Body Central Corp. Announces New Chairman of the Board

JACKSONVILLE, Fla., May 16, 2013 (GLOBE NEWSWIRE) — Body Central Corp. (Nasdaq:BODY) today announced the Board of Directors has elected Donna R. Ecton as non-executive Chairman of the Board, effective May 14, 2013. Ms. Ecton has been a director of Body Central Corp. since May 2011.

Ms. Ecton is chairman and chief executive officer of the management consulting firm EEI Inc., which she founded in 1998. Ms. Ecton has been a member of the board of directors of CVR GP, LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008. Ms. Ecton has served on a number of corporate boards, including H&R Block, Inc. from 1993 to 2007, and as a board member and chief operating officer of PETsMART, Inc. Ms. Ecton has also served as chief executive officer of a number of companies including Business Mail Express, Inc., Van Houten North America Inc., and Andes Candies Inc., prior to which she held senior management positions at Nutri/System, Inc. and Campbell Soup Company. She was elected to and served on Harvard University’s Board of Overseers. Ms. Ecton received a B.A. in economics from Wellesley College and an M.B.A. from the Harvard Graduate School of Business Administration.  Ms. Ecton brings to our board of directors over 40 years of business experience, including her experience in the retail and consumer sectors, and service as a director of several public companies where she has chaired 3 compensation committees, 3 audit committees, 1 finance committee, and served on 2 executive committees.

Ms. Ecton succeeds Jack Haley as Chairman of the Board, who served in that capacity since July 2012 during the transition period to a new senior executive team.  Brian Woolf, Body Central’s CEO, stated that, “The Company wishes to express its gratitude to Mr. Haley for his leadership as Chairman since last July, and we look forward to having Ms. Ecton as our new Chairman.” Mr. Haley will continue to serve on the board of directors of the Company, which he has done since October 2010.

About Body Central

Founded in 1972, Body Central Corp. is a growing, multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of April 26, 2013 the Company operated 281 specialty apparel stores in 26 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens and twenties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central(R) and Lipstick(R) labels.

Safe Harbor Language

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (2) our ability to execute successfully our growth strategy; (3) changes in consumer spending and general economic conditions; (4) changes in the competitive environment in our industry and the markets we serve, including increased competition from other retailers; (5) our new stores or existing stores achieving sales and operating levels consistent with our expectations; (6) the success of the malls and shopping centers in which our stores are located; (7) our dependence on a strong brand image; (8) our direct business growing consistently with our growth strategy; (9) our information technology systems supporting our current and growing business, before and after our planned upgrades; (10) disruptions to our information systems in the ordinary course or as a result of systems upgrades; (11) our dependence upon key executive management or our inability to hire or retain additional personnel; (12) disruptions in our supply chain and distribution facility; (13) our lease obligations; (14) our reliance upon independent third-party transportation providers for all of our product shipments; (15) hurricanes, natural disasters, unusually adverse weather conditions, boycotts and unanticipated events; (16) the seasonality of our business; (17) increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor and employment; (18) the impact of governmental laws and regulations and the outcomes of legal proceedings; (19) our maintaining effective internal controls; and (20) our ability to protect our trademarks or other intellectual property rights.